Exhibit 99.5

CONSENT OF PERSON DESIGNATED

TO SERVE ON THE BOARD OF DIRECTORS OF

Atlantic Union Bankshares Corporation

The undersigned hereby consents, pursuant to Rule 438 under the Securities Act of 1933, as amended, to being named in the joint proxy statement/prospectus of Atlantic Union Bankshares Corporation and Sandy Spring Bancorp, Inc., which constitutes part of Atlantic Union Bankshares Corporation’s Registration Statement on Form S-4, as a person to become a director of Atlantic Union Bankshares Corporation.

Dated: November 21, 2024	/s/ Daniel J. Schrider
Daniel J. Schrider